             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 9, 2000

                                               FILE NO. 333-____________________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                          BOSTON SCIENTIFIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                                       04-2695240
  (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                      IDENTIFICATION NUMBER)

                           ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                          2000 LONG-TERM INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)


                                 PAUL W. SANDMAN
              SENIOR VICE-PRESIDENT, SECRETARY AND GENERAL COUNSEL
                          BOSTON SCIENTIFIC CORPORATION
                           ONE BOSTON SCIENTIFIC PLACE
                        NATICK, MASSACHUSETTS 01760-1537
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (508) 650-8000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)



                         CALCULATION OF REGISTRATION FEE

   Title of Securities    Amount to be       Proposed Maximum Offering          Proposed Maximum               Amount of
     to be Registered      Registered           Price Per Share(*)        Aggregate Offering Price(*)     Registration Fee
     ----------------      ----------           ------------------        ---------------------------     ----------------
      Common Stock      20,000,000 Shares            $26.594                      $531,880,000                 $140,416
     $.01 par value


      * This estimate is made pursuant to Rule 457((h) solely for the purpose of determining the registration fee. It is not known how many shares will be purchased under the Boston Scientific Corporation 2000 Long-Term Incentive Plan, or at what price such shares will be purchased. The above calculation is based on the offering of 20,000,000 shares at a purchase price of $26.594 per share, which is the average of the high and low prices of the Registrant's Common Stock as reported in the New York Stock Exchange Composite on May 5, 2000.


                                  Page 1 of 13
                        Exhibit Index Appears on Page 10

This Registration Statement registers shares available for issuance under the Registrant's 2000 Long-Term Incentive Plan, approved by shareholders of the Registrant on May 9, 2000.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1:  Plan Information.*

Item 2:  Registrant Information and Employee Plan Annual Information.*

















--------------------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the "Note" to Part I of Form S-8.

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3:  Incorporation of Documents by Reference

                  The following documents filed by the Registrant with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

                  1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999; and

                  2. The descriptions of the Common Stock as set forth in the Registrant's Registration Statements pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purposes of updating any such description.

                  In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filling of such documents.

Item 4:  Description of Securities

Not applicable.

Item 5:  Interests of Named Experts and Counsel

                  Legal matters in connection with the issuance of Common Stock offered hereby have been passed upon for the Registrant by Lawrence J. Knopf, Vice President, Assistant General Counsel and Assistant Secretary of the Company. Mr. Knopf holds shares and options to purchase shares of the Registrant's Common Stock and is compensated by the Registrant as an officer of the Registrant.

Item 6:  Indemnification of Directors and Officers

                  Generally, Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person for claims arising against the person for serving as a present or former director, officer, employee, or agent of the corporation. Indemnity is available only if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. If the claim is a criminal action, indemnification may be available only if the person had no reasonable cause to believe his or her conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the claim.

         A Delaware corporation may also indemnify persons against expenses (including attorneys' fees) incurred for actions brought by or on behalf of the corporation subject to the conditions discussed above, except that no indemnification is permitted in respect of any claim as to which the person shall have been found to be liable to the corporation unless a court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity. To the extent the person is successful in defending the claim, the corporation may indemnify the person against expenses (including attorneys' fees) actually and reasonably incurred. The indemnification and advancement of expenses provided for in Section 145 is not exclusive of any other rights to which the person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

                  Section 145 of the DGCL also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute. The Registrant maintains reasonable levels of insurance against liabilities for indemnification which it may incur under its Certificate of Incorporation, By-laws and indemnification agreements.

                  Article Tenth of the Registrant's Certificate of Incorporation provides that the Registrant will indemnify, defend and hold harmless directors, officers, employees and agents of the Registrant to the fullest extent currently permitted under the DGCL.

                  In addition, Article Ninth of the Registrant's Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, provides that neither the Registrant nor its stockholders may recover damages from the Registrant's directors for a breach of their fiduciary duty in the performance of their duties as directors of the Registrant, unless the breach relates to (i) the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) any transactions for which the director derived an improper benefit. The Registrant's By-laws provide for indemnification of the Registrant's directors, officers, employees and agents on the terms permitted under Section 145 of the DGCL summarized above.

                  The Registrant has entered into indemnification agreements with its directors and executive officers. These agreements provide rights of indemnification that are substantially similar to those provided by the Registrant's Certificate of Incorporation and By-laws. Additionally, the agreements provide that (i) within thirty days of a written demand for indemnification, and within five business days of a request for an advance of expenses, the Registrant shall either make payment or determine that the relevant standards for indemnification have not been met; (ii) in any action brought by an indemnitee to enforce the right to indemnification or advances, the burden of proving that any indemnification or advance is not appropriate shall be on the Registrant; (iii) neither the timing of the Registrant's decision whether to indemnify nor any determination by the Registrant shall create any presumption that the indemnitee has not met the applicable standards; and (iv) the indemnitee's expenses incurred in bringing an action to recover expenses under any directors' and officers' liability insurance policies maintained by the Registrant shall also be indemnified by the Registrant.

Item 7:  Exemption From Registration Claimed.

Not applicable.

Item 8:  Exhibits

                  The following exhibits are filed as part of this Registration
Statement:

4.1 Second Restated Certificate of Incorporation of the Registrant, as amended (Exhibit 3.1, Annual Report on Form 10-K for the year ended December 31, 1993, Exhibit 3.2, Annual Report on Form 10-K for the year ended December 31, 1994, and
                  Exhibit 3.3, Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-11083).

4.2 Restated By-Laws of the Registrant, incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

4.3 Specimen certificate representing Boston Scientific Common Stock, incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

*5.1 Opinion and Consent of Assistant General Counsel as to the legality of the securities being registered.

10.1 Boston Scientific Corporation 2000 Long-Term Incentive Plan (Exhibit 10.20, Annual Report on Form 10-K for the year ended December 31, 1999, File No. 1-11083).

*23.1             Consent of Ernst & Young LLP.

23.2 Consent of Assistant General Counsel (contained in his opinion filed as Exhibit 5.1).

24 Power of Attorney (contained on the signature page of this Registration Statement).

*        Filed herewith

Item 9:  Undertakings

                  A.         The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Natick, The Commonwealth of Massachusetts on the 9th day of May, 2000.

                              BOSTON SCIENTIFIC CORPORATION


                              By:       /s/ Lawrence C. Best
                                   ---------------------------------------------
                                   Lawrence C. Best
                                   Senior Vice President - Finance and
                                   Administration, and Chief Financial Officer

                                POWER OF ATTORNEY

                  We, the undersigned officers and Directors of Boston Scientific Corporation, hereby severally constitute and appoint Paul W. Sandman, Lawrence J. Knopf and Winifred L. Swan, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below the Registration Statement on Form S-8 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and generally to do all such things in our names and on our behalf in our capacities as officers and Directors to enable Boston Scientific Corporation to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures, as they may be signed by our said attorneys or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                   Signature                                     Title                               Date
                   ---------                                     -----                               ----
/s/ John E. Abele
-------------------------------------
John E. Abele                                    Director, Founder                       May 9, 2000

/s/ Lawrence C. Best
-------------------------------------
Lawrence C. Best                                 Senior Vice President - Finance and     May 9, 2000
                                                 Administration, and Chief Financial
                                                 Officer (Principal Financial and
                                                 Accounting Officer)

/s/ Joseph A. Ciffolillo                                                                 May 9, 2000
------------------------------------
Joseph A. Ciffolillo                             Director


/s/ Joel L. Fleishman                                                                    May 9, 2000
----------------------------------------
Joel L. Fleishman                                Director


/s/ Ray J. Groves                                                                        May 9, 2000
------------------------------------
Ray J. Groves                                    Director


/s/ Lawrence L. Horsch                                                                    May 9, 2000
----------------------------------------
Lawrence L. Horsch                               Director


/s/ N.J. Nicholas, Jr.
-------------------------------------
N.J. Nicholas, Jr.                               Director                                May 9, 2000


/s/ Pete Nicholas
-------------------------------------
Pete Nicholas                                    Director, Founder and Chairman of the   May 9, 2000
                                                 Board,

/s/ John E. Pepper
-------------------------------------
John E. Pepper                                   Director                                May 9, 2000


/s/ Warren B. Rudman
-------------------------------------
Warren B. Rudman                                 Director                                May 9, 2000


/s/ James R. Tobin
-------------------------------------
James R. Tobin                                   Director, President and Chief
                                                 Executive Officer (Principal            May 9, 2000
                                                 Executive Officer)

                                  Exhibit Index

Exhibit No.                  Description of Documents                                                  Page No.*
-----------                  ------------------------                                                  ---------
3.1                          Second Restated Certificate of Incorporation of the Registrant, as
                             amended (Exhibit 3.1, Annual Report on Form 10-K
                             for the year ended December 31, 1993, Exhibit 3.2,
                             Annual Report on Form 10-K for the year ended
                             December 31, 1994, and Exhibit 3.3, Annual Report
                             on Form 10-K for the year ended December 31, 1998,
                             File No. 1-11083).

3.2                          Restated By-Laws of the Registrant, incorporated by reference to
                             Exhibit 3.2 to the Registration Statement on Form S-1 of the
                             Registrant (Reg. No. 33-46980).

4.1                          Specimen certificate representing Boston Scientific Common Stock, incorporated by reference to Exhibit 4.1 to the Registration
                             Statement on Form S-1 of the Registrant (Reg. No. 33-46980).

*5.1                         Opinion and Consent of Assistant General Counsel as to the legality           11
                             of the securities being registered.

10.1                         Boston Scientific Corporation 20000 Long-Term Incentive Plan
                             (Exhibit 10.20, Annual Report on Form 10-K for the year ended
                             December 31, 1999, File No. 1-11083).

*23.1                        Consent of Ernst & Young LLP.                                                 13

23.2                         Consent of Assistant General Counsel (contained in his opinion filed as Exhibit 5.1)

24                           Power of Attorney (contained in the signature page of this
                             Registration Statement).